                                                                    Exhibit 99.1

EMPIRE RESORTS CONTACT:                     INVESTOR CONTACT:
Charles A. Degliomini                       Jody Burfening / Chris Witty
VP, Communications & Government Relations   Lippert/Heilshorn & Associates, Inc.
(845) 807-0001                              (212) 838-3777
                                            CWITTY@LHAI.COM

FOR IMMEDIATE RELEASE

         EMPIRE RESORTS ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

LAS VEGAS,  NV,  MARCH 30,  2006 - Empire  Resorts,  Inc.  (NASDAQ:  NYNY) today reported  financial  results for the fourth quarter and full year ended December
31, 2005.

Net revenue  for the fourth  quarter  was $22.5  million,  up 25% from the $17.9 million reported in the fourth quarter of 2004. Revenue from racing increased by approximately  $1.8 million,  or 54.0%,  while revenue from the company's  video gaming machine (VGM)  operations rose by approximately  $2.7 million,  or 19.7%.
The growth in racing  revenue was a result of higher  revenue  allocations  from off-track  betting  facilities.  Operating  costs  rose  by  approximately  $1.4 million,  or 7%, for the quarter versus the prior-year  period, in line with the rise in revenue.  Operating  expenses  also  included  stock-based  compensation charges of $0.6  million  for the  quarter,  versus  $0.7  million in 2004.  The company posted operating income of $1.8 million compared to an operating loss of
$(2.0) million in the fourth quarter of 2004. EBITDA fell to $(9.8) million from
$(1.8)  million in the prior year due to the write-off of  development  costs in the amount of $11.9  million.  Net loss for the fourth  quarter,  including  the impact of these non-cash  charges,  was $(12.1) million,  or $(0.46) per diluted share,  compared  to $(3.3)  million,  or  $(0.13)  per  diluted  share,  in the prior-year period.

For the full fiscal year,  Empire  reported net revenue of $86.8 million  versus
$45.0 million in 2004, reflecting the impact of the VGM business, which began in
June, 2004. Operating income rose to $1.1 million in 2005 from a loss of $(10.5)
million in 2004.  Including the write-off of $14.3 million in development costs,
EBITDA was $(12.1)  million for the year as compared with $(10.0) million in the prior period.  Stock-based compensation charges amounted to $4.3 million in 2005 versus $3.0 million in 2004. Empire's net loss for the 2005 was $(20.1) million, or $(0.77) per share, versus $(14.3) million, or $(0.57) per share, last year.

Reflecting on these results,  David Hanlon, CEO and president,  commented,  "The fourth quarter showed further growth in our core  operations and progress in our path towards profitability. While we felt it necessary to take a charge of $11.9 million in the period  related to certain  development  projects,  the  company, excluding  such non-cash  write-offs,  achieved  operating  income in the fourth quarter.  We are also pleased to have entered into arbitration with our horsemen earlier this year, and we expect to have a resolution reached soon.

"In terms of our casino plans at Monticello,  we continue to await feedback from the Bureau of Indian  Affairs.  We anticipate a meeting with the BIA in the near future,  during which our partners,  the St. Regis Mohawk Tribe, will be given a list of items requiring  additional review to complete the environmental  impact assessment.  We look forward to discussions with the BIA and moving forward with our plans to bring a world-class Native American casino to the Catskills."

The company makes use of EBITDA (earnings before interest,  taxes,  depreciation and  amortization)  as a  financial  measure  which  it  believes  is  a  useful performance indicator.  EBITDA is not a recognized term under generally accepted accounting principles, or "GAAP," and should not be considered as an alternative to net  income/(loss)  or net cash provided by operating  activities,  which are
GAAP measures.  A reconciliation of EBITDA to net  income/(loss)  appears at the end of this release,  as do both actual results for the quarter and year-to-date periods.

ABOUT EMPIRE RESORTS, INC.
Empire  Resorts  operates  the  Monticello   Raceway  and  is  involved  in  the
development of other legal gaming venues.  Empire's Mighty M Gaming facility now features  over 1,500 video gaming  machines and  amenities  including a 350-seat buffet and live entertainment.  Empire is also working to develop a $500 million
"Class III" Native  American casino and resort on a site adjacent to the Raceway and other gaming and  non-gaming  resort  projects in the  Catskills  region and other areas. Additional information can be found at WWW.EMPIRERESORTS.COM.

STATEMENTS IN THIS PRESS RELEASE  REGARDING THE COMPANY'S  BUSINESS THAT ARE NOT
HISTORICAL  FACTS  ARE  "FORWARD-LOOKING  STATEMENTS"  THAT  INVOLVE  RISKS  AND
UNCERTAINTIES,  INCLUDING  THE  NEED FOR  REGULATORY  APPROVALS,  FINANCING  AND
SUCCESSFUL COMPLETION OF CONSTRUCTION. THE COMPANY WISHES TO CAUTION READERS NOT
TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS, WHICH STATEMENTS ARE
MADE PURSUANT TO THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1994, AND AS
SUCH,  SPEAK ONLY AS OF THE DATE MADE.  TO THE EXTENT THE  CONTENT OF THIS PRESS
RELEASE  INCLUDES  FORWARD-LOOKING  STATEMENTS,  THEY INVOLVE  VARIOUS RISKS AND
UNCERTAINTIES  INCLUDING  (I) THE RISK THAT THE VARIOUS  APPROVALS  NECESSARY AS
DESCRIBED  HEREIN AND OTHER  APPROVALS  REQUIRED TO BE OBTAINED  FROM THE UNITED
STATES  CONGRESS,  THE BUREAU OF INDIAN  AFFAIRS,  THE  NATIONAL  INDIAN  GAMING
REGULATORY  COMMISSION,  THE GOVERNOR OF THE STATE OF NEW YORK AND VARIOUS OTHER
FEDERAL,  STATE AND LOCAL GOVERNMENTAL ENTITIES ARE NOT RECEIVED,  (II) THE RISK
THAT FINANCING  NECESSARY FOR THE PROPOSED  PROGRAMS OR PROJECTS MAY NOT BE ABLE
TO  BE  OBTAINED  BECAUSE  OF  CREDIT  FACTORS,   MARKET   CONDITIONS  OR  OTHER
CONTINGENCIES,  (III) THE RISK THAT SOVEREIGN  NATIVE  AMERICAN  GOVERNMENTS MAY
EXERCISE  CERTAIN BROAD RIGHTS WITH REGARD TO TERMINATION OF ITS AGREEMENTS WITH
THE COMPANY (IV) THE RISK OF  NON-COMPLIANCE  BY VARIOUS  COUNTERPARTIES  OF THE
RELATED  AGREEMENTS,  AND (V) GENERAL  RISKS  AFFECTING THE COMPANY AS DESCRIBED
FROM  TIME TO TIME IN IT'S  REPORTS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE
COMMISSION.  FOR A FULL DISCUSSION OF SUCH RISKS AND UNCERTAINTIES,  WHICH COULD
CAUSE  ACTUAL  RESULTS TO DIFFER  FROM THOSE  CONTAINED  IN THE  FORWARD-LOOKING
STATEMENTS,  SEE "RISK FACTORS" IN THE COMPANY'S  ANNUAL REPORT OR FORM 10-K FOR
THE MOST RECENTLY ENDED FISCAL YEAR.

                             -- Tables to Follow --

                     EMPIRE RESORTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data) (Unaudited)

                                    Three Months Ended         Year Ended
                                        December 31,          December 31,
                                        2005    2004         2005     2004
                                        ----    ----         ----     ----
Net Revenues                        $ 22,473 $17,920     $ 86,764 $ 45,006

Operating Costs                       17,006  16,612       71,174   44,171
Selling, General & Administrative      3,364   3,098       13,352   10,836
Depreciation                             282     171        1,121      507
-----------------------------------------------------    ------------------
    Total Costs & Expenses            20,652  19,881       85,647   55,514
-----------------------------------------------------    ------------------

Income (Loss) From Operations          1,821  (1,961)       1,117  (10,508)
Amortization of Deferred
 Financing Costs                         146      78          575      378
Interest Expense                       1,464     894        4,778    1,859
Write Off of Deferred Development
 Costs                                11,928       -       14,291
-----------------------------------------------------    ------------------

Net (Loss)                           (11,717) (2,933)     (18,527) (12,745)

Dividends Paid on Preferred Stock                                       30
Cumulative Undeclared Dividends
 on Preferred Stock                      387     388        1,551    1,510
-----------------------------------------------------    ------------------

Net Loss Applicable to Common
 Shareholders                       $(12,104)$(3,321)    $(20,078)$(14,285)
=====================================================    ==================

Weighted Average Common Shares
 Outstanding                          26,147  26,075       26,149   25,199

Loss Per Common Share               $  (0.46)$ (0.13)    $  (0.77)$  (0.57)
=====================================================    ==================

Reconciliation of Net Loss to
 EBITDA

Net Loss                            $(11,717)$(2,933)    $(18,527)$(12,745)
Less: Depreciation and
 Amortization                            428     249        1,696      885
Less: Provision for Income Taxes           -       -            -        -
Less: Interest                         1,464     894        4,778    1,859
-----------------------------------------------------    ------------------

EBITDA                              $ (9,825)$(1,790)    $(12,053)$(10,001)
=====================================================    ==================

                      EMPIRE RESORTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                    December     December
                                                       31,          31,
                                                      2005         2004
                                                   (Audited)    (Audited)
                                                   ---------    ---------
                      Assets
Current Assets:
    Cash and Cash Equivalents                      $  6,992     $  7,164
    Restricted Cash                                   4,716          159
    Accounts Receivable                               3,358        2,680
     Prepaid Expenses and Other Current Assets        1,112          874
------------------------------------------------------------     --------
Total Current Assets                                 16,178       10,877

Property and Equipment - Net                         32,536       33,147
Deferred Financing Costs - Net                        2,973        3,009
Deferred Development Costs                            5,558       13,720
------------------------------------------------------------     --------

Total Assets                                       $ 57,245     $ 60,753
============================================================     ========

       Liabilities and Stockholders' Deficit
Current Liabilities:
    Accounts Payable                               $  3,529     $  3,805
    Revolving Credit Facility                         7,476
    Construction Costs Payable                                    1,447
    Accrued Expenses and Other Current Liabilities    8,455        5,493
------------------------------------------------------------     --------
Total Current Liabilities                            19,460       10,745

Senior Convertible Notes                             65,000       65,000
------------------------------------------------------------     --------

Total Liabilities                                    84,460       75,745

Stockholders' Deficit                               (27,215)     (14,992)
------------------------------------------------------------     --------

Total Liabilities and Stockholders' Deficit        $ 57,245     $ 60,753
============================================================     ========